Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion or incorporation by reference in this Registration Statement on Form S-3 of Energy Partners, Ltd. to our firm and our report, dated January 25, 2011, which sets forth our estimates of Energy Partners, Ltd.’s proved oil and gas reserves, as of December 31, 2010, and was originally included in Energy Partners, Ltd.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2011.

We further consent to references of our firm under the caption “Experts” in such Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. 1580

Houston, Texas

March 25, 2011